Exhibit 10.1

Summary Sheet of Natrol Executive Officers’ 2007 Base Salaries

Name:	Title:	2007 Base Salary:	Effective Date
Wayne M. Bos	President and Chief Executive Officer	$832,000	2/6/07
Elliott Balbert	Executive Chairman	$624,000	2/6/07
Craig Cameron	Chief Operating Officer	$390,000	2/21/07
Dennis R. Jolicoeur	Chief Financial Officer, Treasurer and Executive Vice President	$286,000	1/1/07
Steven S. Spitz	Vice President and General Counsel	$260,000	1/1/07
Michael Surmeian	Vice President of Sales	$208,000	1/1/07